SUB-ITEM 77E - LEGAL PROCEEDINGS
Since October 2003, Federated
and related entities
(collectively, "Federated"),
and various Federated funds
("Funds"), have been
named as defendants in
several class action
lawsuits now pending in
the United States District
Court for the District
of Maryland. The lawsuits
were purportedly filed on
 behalf of people who
purchased, owned
and/or redeemed shares
of Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in
illegal and improper
trading practices including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
injury to
the mutual fund shareholders.
These lawsuits began to be filed
shortly after Federated's first
public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced that it had
reached final settlements with
the SEC and the NYAG with respect
to those matters.
Specifically, the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed
market timing arrangements and late trading.
The SEC made findings: that Federated
Investment Management
Company ("FIMC"), an SEC-registered
investment adviser to various Funds,
and Federated Securities Corp., an
SEC-registered broker-dealer and
distributor for the Funds, violated
provisions of the Investment
Advisers Act and
Investment Company Act by approving,
but not disclosing, three market timing
 arrangements, or the associated
conflict of interest between FIMC
and the funds involved in the arrangements, either to other fund shareholders or to the funds' board; and that Federated
Shareholder Services Company, formerly
an SEC-registered transfer agent,
failed to prevent a customer and a
Federated employee from late trading
in violation of provisions of the Investment
Company Act. The NYAG found that such
conduct violated provisions of New York
State law. Federated entered
into the settlements without admitting or
 denying the regulators' findings. As
Federated previously reported in 2004,
it has already paid approximately $8.0
million to certain funds as determined
by an independent consultant. As part
of these settlements, Federated agreed
to pay disgorgement and a civil money
penalty in the aggregate amount of an
additional $72 million and, among other
things, agreed that it would not serve as investment adviser to any registered investment company unless (i) at least 75% of the fund's directors are independent of Federated, (ii) the chairman of each such fund is independent of Federated, (iii) no action may be taken by the fund's board or any committee thereof unless approved by a majority of the independent trustees of the fund or committee, respectively, and (iv) the fund appoints a "senior officer" who reports to the independent trustees and is responsible for monitoring compliance by the fund with applicable laws and fiduciary duties and for managing the process by which management fees charged to a fund are approved. The settlements are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About
Us" section of Federated's website at
FederatedInvestors.com.
Federated entities have also been named
 as defendants in several additional
lawsuits that are now pending in the
United States District Court for the
Western District of Pennsylvania,
alleging, among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
represent the Funds in each of the
lawsuits described in the preceding
two paragraphs. Federated and the
Funds, and their respective counsel,
have
been defending this litigation, and
none of the Funds remains a defendant
in any of the lawsuits (though some could potentially receive any recoveries as nominal defendants). Additional lawsuits based upon similar allegations may be filed in the future. The potential
impact of these lawsuits, all of which
seek unquantified damages, attorneys'
fees, and expenses, and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the
Funds.